Exhibit 99.(a)(7)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley New York Municipal Money Market Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on September 28, 2016 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on September 30, 2016 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 28th day of September, 2016

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	September 28, 2016
To be Effective:	September 30, 2016

TO

MORGAN STANLEY NEW YORK MUNICIPAL MONEY MARKET TRUST

DECLARATION OF TRUST

DATED

December 27, 1989

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY NEW YORK MUNICIPAL MONEY MARKET TRUST

WHEREAS, Morgan Stanley New York Municipal Money Market Trust (the “Trust”) was established by the Declaration of Trust dated December 27, 1989, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or Classes of Shares;

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate each of AA Sweep Class and Reserve Class of the Trust as “S Class” and “R Class,” respectively, such change to be effective on September 30, 2016;

NOW, THEREFORE:

1.              AA Sweep Class and Reserve Class are hereby redesignated “S Class” and “R Class,” respectively.

2.              The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.              The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

4.              This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of September, 2016.

/s/ Frank L. Bowman	/s/ Kathleen A. Dennis
Frank L. Bowman, as Trustee, and not individually	Kathleen A. Dennis, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Nancy C. Everett	/s/ Jakki L. Haussler
Nancy C. Everett, as Trustee, and not individually	Jakki L. Haussler, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Manuel H. Johnson
James F. Higgins, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Morgan Stanley	c/o Johnson Smick International, Inc.
One New York Plaza	220 I St. NE, Suite 200
New York, NY 10004	Washington, D.C. 20002

/s/ Joseph J. Kearns	/s/ Michael F. Klein
Joseph J. Kearns, as Trustee, and not individually	Michael F. Klein, as Trustee, and not individually
c/o Kearns & Associates LLC	c/o Kramer Levin Naftalis & Frankel LLP
23823 Malibu Road	Counsel to the Independent Trustees
S-50-440	1177 Avenue of the Americas
Malibu, CA 90265	New York, NY 10036

/s/ Michael E. Nugent	/s/ W. Allen Reed
Michael E. Nugent, as Trustee, and not individually	W. Allen Reed, as Trustee, and not individually
c/o Morgan Stanley	c/o Kramer Levin Naftalis & Frankel LLP
522 Fifth Avenue	Counsel to the Independent Trustees
New York, NY 10036	1177 Avenue of the Americas
New York, NY 10036

/s/ Fergus Reid
Fergus Reid, as Trustee, and not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564